UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2022

FISCALNOTE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-396972	88-3772307
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Pennsylvania Avenue NW, 6th Floor,

Washington, D.C. 20004

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (202) 793-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	NOTE	NYSE
Warrants to purchase one share of Class A common stock	NOTE.WS	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of independent registered public accounting firm

On August 24, 2022, the Audit Committee (the “Committee”) of the Board of Directors of FiscalNote Holdings, Inc. (the “Company”) approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of August 24, 2022. Marcum served as the independent registered public accounting firm of Duddell Street Acquisition Corp. (“DSAC”), the Company’s predecessor, prior to the business combination among DSAC, Grassroots Merger Sub, Inc., a wholly owned subsidiary of DSAC, and FiscalNote Intermediate Holdco, Inc. (formerly FiscalNote Holdings, Inc.) on July 29, 2022 (the “Closing Date”).

The reports of Marcum on DSAC’s balance sheet as of December 31, 2021 and 2020 and financial statements for the year ended December 31, 2021 and the period from August 28, 2020 (date of inception) through December 31, 2020, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles except for an explanatory paragraph regarding substantial doubt about DSAC’s ability to continue as a going concern.

During the period from August 28, 2020 (date of inception) through December 31, 2020, the year ended December 31, 2021 and the subsequent interim period through August 24, 2022, there were no disagreements with Marcum on any matter of accounting principles or practices, financial disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum, would have caused it to make reference to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than a previously disclosed material weakness in DSAC’s internal control over financial reporting identified by DSAC, which resulted in the restatement of DSAC’s financial statements for certain periods.

(b) Newly Appointed Independent Registered Public Accountant

On August 24, 2022, the Committee approved the engagement of RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2022.

During the period from August 28, 2020 (inception) to the date the Committee approved the engagement of RSM as the Company’s independent registered public accounting firm, neither DSAC nor the Company, as applicable, consulted with RSM on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on DSAC’s or the Company’s consolidated financial statements or any other matter that was either the subject of a disagreement or reportable event.

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Marcum’s letter, dated August 25, 2022, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from Marcum LLP dated August 25, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCALNOTE HOLDINGS, INC.

By:	/s/ Timothy Hwang
Name: Timothy Hwang
Title: Chief Executive Officer

Date: August 25, 2022

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